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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 25, 2019

SOLAREDGE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36894	20-5338862
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 HaMada Street, Herziliya Pituach, Israel	4673335
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: 972 (9) 957-6620

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 25, 2019, SolarEdge Technologies, Inc. (the “Company”) announced the acquisition of a majority stake (approximately 57%) of S.M.R.E Spa (“SMRE”), a provider of innovative integrated powertrain technology and electronics for electric vehicles for a price of 6 Euros per share of SMRE.  On April 24, 2019, the Company completed a mandatory tender offer and open market purchases for approximately 42% of the shares of SMRE at a price of 6 Euros per share, for an aggregate of approximately $65 million in cash.    On April 25, 2019, the Company announced the delisting of SMRE by Borsa Italiana as a result of the closing of the tender offer and open market purchases, which resulted in SolarEdge holding in excess of 99% of the share capital of SMRE. The tender offer results and the delisting of SMRE are in line with SolarEdge’s previously announced plans to purchase all of the remaining outstanding shares of SMRE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAREDGE TECHNOLOGIES, INC.

Date: April 25, 2019	By: /s/ Rachel Prishkolnik
Name: Rachel Prishkolnik Title: General Counsel and Corporate Secretary